UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2025

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Senior Secured Credit Facilities Amendment
On October 9, 2025, Avantor Funding, Inc. (the “Borrower”), a wholly-owned subsidiary of Avantor, Inc. (the “Company”), certain other subsidiaries of the Company, the lenders party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent, entered into Amendment No. 14 to Credit Agreement (the “Amendment”), which amends the Credit Agreement dated as of November 21, 2017, as previously amended from time to time (the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”).
The Amendment, among other things: (i) provides for replacement revolving credit commitments in the amount of $975 million and establishes an additional $425 million of incremental revolving credit commitments, resulting in an aggregate of $1.4 billion in revolving credit commitments under the Amended Credit Agreement (the “RCF”); (ii) establishes a new €400 million tranche of Incremental Euro Term A Loans (the “TLA”); and (iii) establishes a new €550 million tranche of Incremental B-6 Euro Term Loans (the “TLB” and, together with the RCF and the TLA, the “New Credit Facilities”).
The Amendment also extends the maturity date of the RCF to October 9, 2030. The maturity date of the TLB is October 9, 2032 and the maturity date of the TLA is October 9, 2030.
The proceeds of the New Credit Facilities will be used to repay and/or refinance in whole or in part certain existing senior secured indebtedness, including under the Credit Agreement, the A/R Facility (as defined below), and the remaining outstanding €250 million in aggregate principal amount of the Notes (as defined below), to pay related fees and expenses, and to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries.
The New Credit Facilities bear interest at a benchmark rate plus an applicable margin. The applicable margin under the RCF and the TLA is determined based on a leverage-based pricing grid set forth in the Amended Credit Agreement. Unused RCF commitments accrue a commitment fee as provided for therein. The applicable margin for the TLB is 2.50% plus the benchmark rate, as set forth in the Amended Credit Agreement. The Borrower also pays customary letter of credit, agency, and administrative fees.
The Borrower’s obligations under the Amended Credit Agreement are unconditionally guaranteed by substantially all of its wholly owned domestic subsidiaries. The Company is not a guarantor, although Vail Holdco Sub LLC, a wholly owned subsidiary of the Company and the parent of the Borrower, is a guarantor. The obligations of the Borrower and guarantors are secured by a security interest in substantially all of the assets of the Borrower and each guarantor, in each case, subject to permitted liens and other customary exceptions and limitations.
The Amended Credit Agreement contains customary affirmative and negative covenants, including, among other things, covenants that restrict or limit the ability of the Borrower and guarantors to incur indebtedness, grant liens, make investments, consummate mergers and asset sales, prepay junior indebtedness, and make restricted payments, in each case, subject to certain negotiated exceptions, baskets and thresholds. The Amended Credit Agreement also includes customary events of default, including non-payment of principal, interest or other amounts due thereunder, breaches of covenants, inaccuracy of representations and warranties, cross-defaults to certain other material indebtedness, bankruptcy and insolvency events, the entry of material judgments, certain ERISA events and the invalidity of material guarantees or security interests.

A copy of the Amendment is included as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.
Item 1.02. Termination of a Material Agreement.
PNC A/R Facility Termination
On October 9, 2025 (the “Termination Date”), certain subsidiaries of the Company entered into an Assignment and Termination Agreement (the “Termination Agreement”) with PNC Bank, National Association (the “Bank”), as administrator, purchaser agent, related committed purchaser, LC bank and LC participant, and Wells Fargo Bank, National Association, as purchaser agent, related committed purchaser and LC participant, pursuant to which the up to $300 million accounts receivable securitization facility established on March 27, 2020 (the “A/R Facility”) was repaid in full and terminated. On the Termination Date, approximately $208 million was outstanding under the A/R Facility.
Under the Termination Agreement, all outstanding amounts under the A/R Facility were repaid in full and all other obligations thereunder were satisfied. In connection with the termination of the A/R Facility, among other things, the applicable subsidiaries of the Company repurchased from PNC all receivables and related rights previously sold under the Receivables Purchase Agreement dated March 27, 2020. The A/R Facility and all related transaction documents and security were terminated and released.
Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.
Item 8.01. Other Events.
On August 29, 2025, the Borrower redeemed €400 million in aggregate principal amount outstanding of its 2.625% Senior First Lien Notes due 2025 (the “Notes”) at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. On October 10, 2025, the Borrower redeemed the remaining outstanding €250 million in aggregate principal amount of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1
Amendment No. 14 to Credit Agreement, dated as of October 9, 2025, among Vail Holdco Sub LLC, as holdings, Avantor Funding, Inc., as the borrower, each of the guarantors party thereto, Goldman Sachs Bank USA, as administrative agent and collateral agent, and the lenders and issuers from time to time party thereto.

4.2	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: October 14, 2025	By:	/s/ Steven Eck
		Name:	Steven Eck
		Title:	Senior Vice President and Chief Accounting Officer